UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2004

R.H. Donnelley Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-07155	13-2740040

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary, North Carolina	27513

(Address of Principal Executive Offices)	(Zip Code)

R.H. Donnelley Inc.*

(Exact Name of Registrant as Specified in Charter)

Delaware	333-59287	36-2467635

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Winstead Drive, Cary, North Carolina	27513

(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (919) 297-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

*	R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation. R.H. Donnelley Inc. became subject to the filing requirements of Section 15(d) on October 1, 1998 in connection with the public offer and sale of its 9 1/8% Senior Subordinated Notes, which Notes were redeemed in full on February 6, 2004. In addition, R.H. Donnelley Inc. is the obligor of 8 7/8% senior notes due 2010 and 10 7/8% senior subordinated notes due 2012 and is now subject to the filing requirements of Section 15 (d) as a result of such notes. As of July 27, 2004, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.

Item 9. Regulation FD Disclosure.

     On July 29, 2004, R.H. Donnelley Corporation, a Delaware corporation (the “Company”), posted a slide presentation on its website entitled “Completing R.H. Donnelley’s Transformation,” a copy of which is attached hereto as Exhibit 99.1. The slide presentation was posted on the Company’s website in connection with the Company’s public announcement that it had entered into a definitive agreement to purchase SBC Communications Inc.’s directly publishing business in Illinois and Northwest Indiana. This Current Report on Form 8-K is being furnished, not filed, to the Securities and Exchange Commission. Therefore, none of the contents of this Form 8-K are incorporated by reference into any registration statement or report of the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Vice President and General Counsel

R.H. Donnelley Inc.
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Vice President and General Counsel

Date: July 29, 2004

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Slide presentation entitled “Completing R.H. Donnelley’s Transformation”.

4